                                                                  EXHIBIT (b)(1)

                     ABN AMRO BANK N.V.     ING BANK N.V.

                               COMMITMENT LETTER

3 May, 1999

Getronics N.V.
Attention: J. L. Docter, Chief Financial Officer

Dear Sirs,

NLG 4,000,000,000 Multicurrency Bridge Facility (The "Facility") - Commitment Letter

1. COMMITMENT TERMS

You have advised us that Getronics N.V. ("Geniaal") wishes to establish the Facility, the proceeds of which would be used by a direct wholly-owned subsidiary of Geniaal, to finance the acquisition by a Delaware company wholly-owned by Geniaal (the "Buyer") of Wang Laboratories, Inc. ("Target") and to refinance existing indebtedness of Target. You have further advised us that it is your intention to refinance the Facility out of the proceeds of an equity issue in the Geniaal group (the "Equity Issue") and a medium term debt facility (the "New Facility") on or prior to 364 days after the date of signing of the definitive documentation.

You have advised us that the Buyer will be formed for the purpose of acquiring all of the outstanding shares in the Target (collectively the "Shares").

We understandd that the Acquisition will be accomplished through a cash tender offer (the "Tender Offer") by the Buyer for up to 100% of the Shares followed by a merger (the "Merger") of the Buyer with and into Target, in which Target will be the surviving corporation and in which any Shares not tendered in the Tender Offer will be cancelled in exchange for cash consideration pursuant to a merger agreement between Geniaal, the Buyer and Target to be provided to us (the "Merger Agreement"). We further understand that the Tender Offer will be conditioned on, among other things, the tender and purchase of at least that number of Shares required to permit the Buyer to cause the Merger to occur (the "Minimum Condition"). You have advised us that the Merger Agreement will be signed prior to the funding of the Facility. Upon the consummation of the Acquisition, Target will be controlled, directly or indirectly, by Geniaal.

ABN AMRO Bank N.V., and ING Bank N.V. (together the "Arrangers" and each an "Arranger") are pleased to inform you of our commitment to provide the entire amount of the Facility, on a several basis, as follows:

ABN AMRO Bank N.V.-                                           NLG 2,000,000,000
ING Bank N.V.-                                                NLG 2,000,000,000
subject to (a) the terms and conditions described in this letter (the "Letter") and the attached Terms and Conditions (the "Term Sheet") and (b) security, in the form and substance satisfactory to the Arrangers, over all Shares in the Target upon consummation of the Merger. This Letter should be read in conjunction with the fee letter of even date herewith (the "Fee Letter"). This Letter, the Term Sheet and the Fee Letter are referred to collectively as the "Documents".

2. CONDITIONS PRECEDENT

The Arrangers' commitment is subject to:

(a) the preparation, execution and delivery of mutually acceptable financing documentation, negotiated in good faith and incorporating, inter alia, the terms and conditions outlined in the Term Sheet;

(b) the absence of (a) a Material Adverse Effect (as defined in the draft of the Merger Agreement dated 1 May 1999) in relation to the Target, (b) an event or circumstance occurs which has caused or will cause a material adverse change in the condition of the Geniaal group taken as a whole and which has or could be expected to have an adverse effect on the ability of Geniaal to meet its payment obligations in relation to the Documents and/or the definitive facility documents taking into account the value of the assets and revenues to be purchased in the proposed acquisition of Urget and (c) the absence of any event set out in paragraph (v)(d) of Annex A to the draft of the Merger Agreement dated
        1 May 1999;

(c) the absence of any event set out in paragraph (v)(a) of Annex A to the draft of the Merger Agreement dated 1 May 1999; and

(d) the accuracy and completeness in all material respects of all representations that you or the Buyer make to the Arrangers or Lenders (as defined below) and all information that you furnish to the Arrangers or Lenders (as defined below) and your compliance in all material respects with the terms of the Documents.

3. SYNDICATION

3.1. You hereby agree that the Arrangers (or their affiliates) shall act as sole arrangers for the Facility unless otherwise agreed.

3.2. The Arrangers reserve the right at any time to syndicate (pro rata in proportion to the commitment of each) part of their several commitments to one or more other financial institutions, after consultation with Geniaal, (such institutions being collectively referred to as the "Lenders") and intend to commence such syndication promptly.

3.3. The Arrangers will manage all aspects of the syndication in consultation with Geniaal, including the timing of all offers to potential Lenders, the acceptance of commitments, and the determination of the amounts offered and the compensation provided however that in no event will you be required to pay any compensation in excess of what is described in the Fee Letter. You agree to take all action and provide all information as any Arranger may reasonably request (unless you can demonstrate to the satisfaction of such Arranger, acting reasonably, that such information cannot be obtained) to assist it in forming a syndicate (including making your senior management and representatives available at meetings with potential Lenders) and to use your commercially reasonable efforts to ensure that the syndication efforts benefit from your banking relationships.

3.4. To ensure an orderly and effective syndication of the Facility you agree that until the termination of the syndication (as reasonably determined by the Arrangers), you (and your subsidiaries) will not (and you will make all reasonable efforts to procure that your affiliates will not) announce, syndicate or issue any debt facility or debt securities in the international banking or capital markets (other than the medium term facility referred to in the first paragraph of paragraph 1 of this letter), without the prior written consent of the Arrangers (such consent not be to unreasonably withheld).

4. COMMITMENT TERMINATION

Each Arranger's commitment set forth in this Letter will terminate at 5.00 p.m. Amsterdam time on 5 May, 1999 unless accepted prior to such time. Prior to such date, this Letter may be terminated by an Arranger if the Arranger reasonably believes that you require to raise any financial indebtedness other than pursuant to the Facility in order to make the Tender Offer. The provisions of the Fee Letter and Paragraphs 5, 6 and 7 hereof shall survive the expiration or termination of this letter. In case of any conflict between the terms of this Letter and the Fee Letter (on the one hand) and the term of the definitive documentation to be put in place in order to grant the Facility (on the other) the terms of such documentation shall prevail.

5. INDEMNIFICATION

5.1. Whether or not the Facility is consummated you hereby indemnify and agree to hold harmless each Arranger, each Lender and in each case each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, properly incurred fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defence with respect thereto, arising out of or in connection with or relating to the Documents or the loan documentation or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Facility, whether or not such investigation, litigation or proceeding is brought by you, the Buyer, the Target, any of your, the Buyer's or the Target's shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability, cost or expense has resulted from such Indemnified Party's gross negligence or wilful misconduct or breach of a material provision of the Documents or the definitive facility agreement.

5.2. You agree that no Indemnified Party shall have any liability whatsoever to you or the Buyer for or in connection with the transactions referred to above, except to the extent such liability results from such Indemnified Party's gross negligence or wilful misconduct or breach of any of the material provisions of the Documents or the definitive facility agreement but save that in those circumstances where liability arises no Indemnified Party shall have any liability to you for loss (whether direct or indirect) of profits, business or anticipated savings or for any indirect or consequential loss.

6. CONFIDENTIALITY/INFORMATION

6.1. You agree that the Documents (and any Lenders' commitments) are for your confidential use and benefit only and may not be relied on by any other person and their existence and terms way only be disclosed by you to your officers, employees and advisors, and then only on a "need to know" basis in connection with the transactions contemplated thereby and on a confidential basis, except that you may disclose the terms of the Documents as required by applicable law (including in any filing made under United States Federal securities law) and except that you may disclose the term of this Letter and the related Term Sheet to Target, its officers, employees and advisors on the same basis as set forth above. In addition, following the appointment of the Arrangers you may disclose each Arranger's identity as an arranging bank and ABN AMRO Bank N.V.'s identity as agent bank.

6.2. Each Arranger (or affiliates) may be providing banking services to parties whose interests may conflict with yours or the Buyer's. Neither any such Arranger nor any of its affiliates will furnish confidential information obtained from you to any of its other customers or make available to you confidential information from any other customer.

6.3. You represent and warrant that (i) all information that has been or will hereafter be made available to the Arrangers, any Lender or any potential Lender by you or any of your subsidiaries or any of your or your subsidiaries' representatives in connection with the transactions contemplated hereby, except to the extent derived from other identified sources and merely passed on by such person, is and will be complete and correct in all material respects in light of the circumstances under which such statements were or are made and (ii) all financial projections provided by you to the Arrangers, any Lender or potential Lender will be prepared in good faith and based on reasonable assumptions although we recognise they can be subject to uncertainties as to their realisation. You further agree that you will ensure all such information (other than the financial projections) remains correct in all material respects and up to date in all material respects. The Arrangers will not verify and will rely on, the accuracy of any information you provide.

7. GOVERNING LAW/JURISDICTION/ENTIRE AGREEMENT

The Documents shall be governed by, and construed in accordance with, the laws of England. The parties hereto submit to the non-exclusive jurisdiction of the English courts and waive any defence of inconveniet forum which may be available. You hereby irrevocably appoint Getech

Ltd. as your agent for service of process hereunder, which appointment is hereby confirmed by Getech Ltd. by its countersignature of this letter. The Documents set forth the entire agreement between the parties with respect to the matters addressed therein and supersede all prior communications, written or oral, with respect thereto and may only be modified in writing.

Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Letter and the Fee Letter and returning them, together with the fees then payable under the Fee Letter, to ABN AMRO Bank N.V., Foppingadreef, 20-22, 1102 BS, Amsterdam (Attention: Madeleine Jacobs/Ross Langley) At or before 5:00 p.m. (Amsterdam time) on 5 May 1999, the time at which the commitnent offer of the Arrangers set forth above (if not so accepted prior thereto will expire). If you elect to deliver the above documents by facsimile (which shall be effective upon receipt), please arrange for the executed originals to follow by next-day courier.

Yours faithfully,

ABN AMRO BANK N.V.

By:     /s/ Madeleine Jacobs        /s/[illegible]
        ---------------------       ---------------
            Madeleine Jacobs           [illegible]
Title:          SVP


INB BANK N.V.

By:     /s/ Hiel                /s/ Schorer
        --------                ---------------
         D. Hiel                 D.F.I. SCHORER
Title:

GETRONICS N.V.

By:     /s/ Jan L. Docter
   ---------------------
            Jan L. Docter
Title:      (C.F.O.)

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                PROJECT MANUAL
                               NLG 4,000,000,000
                         MULTICURRENCY BRIDGE FACILITY
                             TERMS AND CONDITIONS

Borrower(s):                    Such entity as may be designated by Geniaal and
                                approved by the Arrangers. Borrowings may be routed through other borrowing entities subject to satisfactory documentation

Guarantors and Security:        Getronics N.V. and other members of the
                                Getronics group and the Target group (as permitted by applicable law) at a level to be determined.

                                Security in form and substance satisfactory to the Arrangers over all shares in the Target upon consummation of the merger.

Agent:                          ABN AMRO Bank N.V.

Arrangers:                      ABN AMRO Bank N.V. and ING Bank, N.V.

Underwriters:                   ABN AMRO Bank N.V. and ING Bank N.V. are willing
                                to underwrite the Facility, on a 50/50 basis.

Lenders: A group of banks and other financial institutions to be assembled by the Arrangers in consultation with the Borrower.

Target:                         Wang Laboratories, Inc.

Total Amount of Facility:       NLG 4,000,000,000.

Description of Facility:        The total amount will be vailable in two
                                tranches:

                                Tranche A:
                                NLG 3,000,000,000 short term loan facility.

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                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999


                                Tranche B: NLG 1,000,000,000
                                revolving standby credit facility. Any
                                extension of Existing US Facility
                                arranged by Banker's Trust will require
                                prior approval of the Arrangers

Currency:                       Multicurrency

Purpose:                        Tranche A:

                                To finance the acquisition of Target (the
                                "Acquisition")

                                Tranche B:

                                To refinance a maximum of
                                $500,000,000 of the existing standby
                                facility of Target and for other general corporate purposes.

Availability Period:            Tranche A: Available for Drawdown
                                on the closing date of the Acquisition
                                under 180 days after the closing date.

                                Tranche B: Available for Drawdown
                                on the closing date of the Acquisition and at any time thereafter on a fully revolving basis.

Notice Period:                  No later than 10.00am (Amsterdam time)
                                four business days before the proposed
                                Drawdown date (or such shorter period
                                as may be acceptable to the Arrangers).

Minimum Drawings:               Minimum amounts of NLG 50,000,000
                                and in integral multiples of NLG
                                10,000,000.

Repayment:                      Tranche A: In full on or before the
                                Final Maturity Date.

                                Tranche B. Each advance will be
                                repaid at the end of the term relating
                                thereto. Amounts repaid will be available for redrawing up to one month (or such lesser period as may be agreed) prior to the Final Maturity Date.

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                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

Final Maturity Date:                            364 days after signing of the Facility
                                                Agreement

Source of Repayment/Mandatory Prepayment:       Source of repayment is expected to be
                                                from the proceeds of equity issues by the
                                                Geniaal or one of its subsidiaries, asset
                                                sales, if any (as to which see below) and
                                                a medium term debt facility. The amount
                                                raised by each of (a) the equity issues and
                                                (b) the medium term debt facility is
                                                expected to be NLG 2,000,000,000
                                                respectively.

                                                All net proceeds from the disposal of
                                                assets (other than margin stock and other
                                                customary exceptions, including sale and
                                                leaseback transactions relating to new
                                                buildings subject to a cap on the amount
                                                of the value thereof of NLG 25,000,000
                                                in aggregate) in excess of a de minimis
                                                level to be agreed shall be applied in
                                                mandatory prepayment of the Facility.
                                                All amounts so prepaid shall be applied
                                                first towards the prepayment of Tranche
                                                A and secondly toward the prepayment
                                                and/or cancellation of Tranche B. Timing
                                                and/or mechanics of prepayments to be
                                                permitted to minimise breakage costs.

Volluntary Prepayment/Cancellation:             Subject to liability for broken funding
                                                costs in respect of the interest period
                                                during which such prepayment is made,
                                                the Borrower may prepay Advances, at
                                                any time, in minimum amounts of NLG
                                                50,000,000 and integral multiples of
                                                NLG 10,000,000.

                                                Amounts prepaid under Tranche B will
                                                be available for redrawing until the Final
                                                Maturity Date. Amounts prepaid under
                                                Tranche A will not be available for
                                                redrawing.

                                                The Borrower may cancel the whole or a
                                                minimum amount of NLG 50,000,000
                                                and integral multiples of NLG

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                        10,000,000 of the undrawn portion of
                                        Tranche B on 5 business days' written
                                        notice, without penalty

Interest rate on advances under         The aggregate of:
 Tranche A and Tranche B;

                                        (a)     LIBOR/EURIBOR; and

                                        (b)     The applicable Margin.

                                        Interest Will accrue from day to day and be calculated on the basis of the actual number of days elapsed in a year of 360 days (or, if different, in accordance with market practice).

Margin:                                 1.00 per cent. per annum until 30
                                        September 1999.

                                        From 30 September 1999 and thereafter
                                        until 31 December 1999: 1.25 per cent.
                                        per annum.

                                        From 31 December 1999 and thereafter
                                        1.25 per cent. per annum unless the
                                        amount of the uncancelled amount of
                                        Facility as at close of business in
                                        Amsterdam on 31 December 1999 is
                                        more than NLG 2,000,000,000 in which
                                        case the margin for such period shall
                                        increase to 1.75 per cent. per annum

LIBOR/EURIBOR:                          Set by reference to the relevant
                                        Telerate page or, if not available, on
                                        the basis of rates provided by three
                                        Reference Banks.

Default Interest:                       The applicable interest rate plus 2 per
                                        cent. per annum applicable to overdue
                                        amounts.

Agency Fee:                             As agreed between the Agent and
                                        Geniaal, payable annually in advance.

Commitment Fee:                         A rate per annum from time to time
                                        equal to 50% of the applicable margin at such time (subject to a maximun of 0.75 per cent. Per annum) calculated on the undrawn amount of the Facility and

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                        payable from the earlier of (i) the date of signature of the Facility and (ii) 30 days from the date of signature of the Commitment Letter, until the Final Maturity Date quarterly in arrears and on the Final Maturity Date.

Conditions Precedent:                   Subject to any waivers granted by the
                                        Arrangers (in their discretion), the
                                        material conditions precedent will be as follows;

                                        (a)     Constitutive documents,
                                                appropriate authorizing
                                                resolutions and corporate
                                                approvals, signature lists
                                                satisfactory to the Arrangers
                                                (acting reasonably) and legal
                                                opinions, satisfactory to the
                                                Arrangers (acting reasonably),
                                                from counsel to the Arrangers in
                                                The Netherlands and England, and
                                                from counsel to each of Geniaal
                                                and the Arrangers in the United
                                                States;

                                        (b)     Payment of all properly incurred
                                                fees, costs and expenses of the
                                                Agent, the Arrangers and their
                                                legal counsel (including VAT);


                                        c)      Process agent acceptance for the
                                                Borrower and the Guarantors,

                                        d)      Receipt of all necessary
                                                governmental and regulatory
                                                approvals;

                                        (e)     Compliance with all appropriate,
                                                laws and regulations, including,
                                                without limitation, stock
                                                exchange regulations);

                                        (f)     no actual or threatened material
                                                litigation in relation to the
                                                Acquisition, Target, Geniaal or
                                                any of its subsidiaries;

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                        (g)     no material adverse change in
                                                condition of Geniaal and its
                                                subsidiaries taken as a whole
                                                since 31 December 1998; [Note:
                                                wording to be agreed - to
                                                reflect the ability to pay and
                                                to take into account the
                                                acquisition of Target]

                                        (h)     the material terms of the
                                                tender offer made by the
                                                Purchaser (being Geniaal or
                                                other wholly owned entity
                                                established for this purpose),
                                                for the shares in Target (the
                                                "Tender Offer") are reasonably
                                                acceptable to the Arrangers;

                                        (i)     at least 51 per cent. of shares,
                                                representing voting control,
                                                have been tendered and the
                                                Purchaser has the unrestricted
                                                right to vote such percentage of
                                                the shares as may be necessary
                                                to approve the merger of the
                                                Purchaser and the Target (the
                                                "Merger");

                                        (j)     neither the facilities nor the
                                                making or borrowing of any
                                                advance thereunder violates any
                                                applicable provision of any
                                                margin regulation of the Board
                                                of Governors of the Federal
                                                Reserve System (the "Board");

                                        (k)     the Board of Directors of Target
                                                have approved the Merger and
                                                have recommended the Tender
                                                Offer to Target's shareholders,
                                                there are no restrictions on the
                                                ability of the Purchaser to
                                                consummate the Merger and all
                                                shareholder rights or poison
                                                pill or similar right otherwise
                                                available to Target shareholders
                                                as a result of the consummation
                                                of the Tender Offer or the
                                                Merger (other than

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                                appraisal rights in respect of
                                                the Merger under applicable law)
                                                will have been eliminated;

                                        (l)     the terms of the Tender Offer
                                                have not been altered in any
                                                material respect without the
                                                consent of the Arrangers;

                                        (m)     all of the material conditions
                                                to the Tender Offer have been
                                                fulfilled, or, with the prior
                                                consent of the Arrangers, (such
                                                consent not to be unreasonably
                                                withheld) waived;

                                        (n)     the Target and the Purchaser
                                                have entered into a merger
                                                agreement in form, scope and
                                                substance satisfactory to the
                                                Arrangers (acting reasonably),
                                                which merger agreement shall be
                                                in full force and effect;

                                        (o)     all necessary governmental
                                                approvals for the consummation
                                                of the Tender Offer and the
                                                Merger have been obtained and
                                                all requisite filings have been
                                                made under the Hart-Scott-Rodino
                                                Antitrust Improvements Act of
                                                1976 in respect of the Tender
                                                Offer and Merger and the waiting
                                                period thereunder has expired or
                                                pre-clearance has been granted;

                                        (p)     except as otherwise agreed by
                                                the Arrangers, all material
                                                financial indebtedness of the
                                                Target will be refinanced
                                                simultaneously with the Merger.

Interest Periods                        The Borrower may select 1, 2, 3 or 6
                                        months or such other periods as the
                                        Agent may agree in each case falling on

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999



                                        or prior to the Final Maturity Date.
                                        During the syndication period, interest
                                        Periods will be agreed with the
                                        Arrangers.

                                        Interest shall be paid at the end of
                                        each Interest Period (or at 6 monthly
                                        intervals if the Interest Period is
                                        longer).

Representations:                        Geniaal will make representations, in
                                        respect of itself, its subsidiaries and, following purchase of a majority of shares in Target, Target, and the Borrower will make representations in respect of itself, in each case usual for a facility of this nature (subject in each case to customary qualifications, exceptions and limitations, to be negotiated) including
                                        (without limitation) as to capacity, due incorporation, authorization and execution, validity of documentation, obtaining of all material consents and similar matters, representations as to legal matters connected with the acquisition, absence of actual or threatened litigation or environmental liabilities, full disclosure of information (including financial information), accuracy of information
                                        (including any Information Memorandum)
                                        provided, no material adverse change in
                                        Geniaal and its subsidiaries since last
                                        audited information (being 31 December
                                        1998) [Note: wording to be agreed - to
                                        reflect ability to pay and to take into
                                        account the acquisition of Target],
                                        payment of taxes, no insolvency, no
                                        material breach of any agreement or law, no event of default or potential event of default and in relation to due diligence.

                                        The representations will be repeated on
                                        the date of each drawing.

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

Covenants:                              Geniaal will, on behalf of itself and
                                        its subsidiaries (including, without
                                        limitation, following purchase of a
                                        majority of shares in Target, Target),
                                        and the Borrower will, in respect of
                                        itself, give undertakings usual for a
                                        facility of this nature, subject in each case, to qualifications exceptions and limitations to be agreed, including
                                        (without limitation);

                                        (a)     Maintenance of existence and
                                                business;

                                        (b)     Use of proceeds;

                                        (c)     Provision on a semi-annual and
                                                annual basis (as applicable) of
                                                financial and other information,
                                                including information circulated
                                                to shareholders and any other
                                                information required by the
                                                Lenders, acting reasonably,
                                                subject, in all cases, to any
                                                legal/stock exchange
                                                restrictions;

                                        (d)     Limitations on changes in
                                                accounting practices and
                                                policies (other than in
                                                accordance with Dutch GAAP
                                                and/or IAS) -Arrangers may agree
                                                to reasonable changes subject to
                                                the provision of reconciliation
                                                statements;

                                        (e)     Maintenance of insurance;

                                        (f)     Compliance with environmental
                                                laws;

                                        (g)     Negative pledge (other than over
                                                margin stock within the meaning
                                                of Regulation U of the Board);

                                        (h)     Pari passu ranking;

                                        (i)             (i) No subsidiary
                                                        indebtedness (including,
                                                        without limitations.

                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                                        guarantees) in excess
                                                        of, in aggregate, a
                                                        threshold to be agreed;

                                                (ii)    No debt (excluding debt
                                                        available pursuant to
                                                        the Facility and a
                                                        limited threshold of
                                                        other debt to be agreed)
                                                        to be incurred by
                                                        Geniaal or any of its
                                                        subsidiaries (except
                                                        where such debt is
                                                        incurred for the
                                                        purposes of refinancing
                                                        the Facility);

                                                (iii)   Any indebtedness
                                                        incurred to refinance
                                                        all or any part of the
                                                        Facility shall have a
                                                        tenor which extends
                                                        beyond the Final
                                                        Maturity Date:

                                        (i)     Restriction on disposal of
                                                assets (other than over margin
                                                stock within the meaning of
                                                Regulation U of the Board);

                                        (j)     No mergers and acquisitions
                                                (other than as contemplated by
                                                the Acquisition with other
                                                exceptions to be agreed);

                                        (k)     Maintenance of property, books,
                                                and records and subject, to any
                                                legal/stock exchange
                                                restrictions, permission for
                                                periodic inspection thereof;

                                        (l)     Limits on loans and investments
                                                (subject to exceptions and
                                                thresholds to be agreed);

                                        (m)     Limits on transactions with
                                                affiliates (subject to
                                                exceptions and thresholds to
                                                be agreed); and

                                        (n)     Until consummation of the
                                                proposed Merger, no
                                                amendment/waiver of any

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                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                                material provision of the
                                                Merger Agreement.

Events of Default:                      The agreement will include events of
                                        default usual for a facility of this
                                        nature, but including grace periods and
                                        notice requirements to be agreed, (as
                                        applicable) and applying to Geniaal, its subsidiaries and, following the purchase of a majority of shares in Target, Target as appropriate, including
                                        (without limitation);

                                        (a)     Failure to pay any sum when due
                                                or, in the case of technical
                                                delay, within 3 business days of
                                                the due date;

                                        (b)     Cross default in excess of NLG
                                                [amount to be agreed],

                                        (c)     Misrepresentation;

                                        (d)     Breach of covenant;

                                        (e)     Insolvency and related events;

                                        (f)     Material adverse change; [Note:
                                                wording re: Geniaal to be agreed
                                                to relate to ability to pay.
                                                Target wording to reflect merger
                                                agreement]

                                        (g)     Adverse judgements in excess of
                                                NLG [to be agreed]

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                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

                                        (h)     Change of control or merger or
                                                demerger of Geniaal (where
                                                "change of control" means a
                                                person or group of persons
                                                acting together with a common
                                                purpose becoming entitled to
                                                exercise, directly or
                                                indirectly, the majority of the
                                                voting rights attaching to the
                                                ordinary issued share capital of
                                                Geniaal where such person or
                                                group of persons was not
                                                previously so entitled); and

                                        (i)     Until consummation of the
                                                Merger, breach by Target of any
                                                material provisions of the
                                                Merger Agreement.

Taxes: All payments to be made by the Borrower or the Guarantor will be free and clear of all present and future taxes, unless required by law. If any deduction is required, the Borrower or, as the case may be, the Guarantor will pay an additional amount necessary to ensure that the Lenders receive an amount that would otherwise have been received had no such deduction been required.

                                        The agreement will contain customary
                                        provisions for Lenders to mitigate and
                                        customary tax credit provisions.

Indemnities:                            The agreement will contain provisions
                                        commonly found in similar transactions
                                        including (without limitation)
                                        indemnities by Geniaal to Lenders for:

                                        (a)     Broken funding;

                                        (b)     Liabilities arising from the
                                                Borrower's default;

                                        (c)     Increased costs; and

                                        (d)     Tax

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                                                             SUBJECT TO CONTRACT

                                                                      3 May 1999

Illegality:                             The agreement will contain customary
                                        provisions for prepayment and
                                        cancellation in the event of supervening illegality.

Transfers:                              The Lenders may transfer or assign their
                                        commitments, in part or in whole, with
                                        the consent of Geniaal (such consent not to be unreasonably withheld or delayed)
                                        Such consent will not be required for
                                        transfers between the Arrangers or any
                                        of their affiliates.

Governing Law:                          English.

Jurisdiction:                           English courts will have non-exclusive
                                        jurisdiction.

Expenses:                               The following provision is binding on
                                        the Borrower from the date hereof.

                                        All legal and out-of-pocket expenses
                                        properly incurred by the Arrangers in
                                        connection with the negotiation,
                                        preparation, execution and syndication
                                        of the Facility Agreement will be for
                                        the account of Geniaal.

Validity:                               This offer remains valid until close of
                                        business (Amsterdam time) on 5 May,
                                        1999, unless extended by the Arrangers.

Note: Appropriate US-Obligor specific language will be added if any US subsidiary is to be included as a borrower.

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